UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2023

MERSANA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38129	04-3562403
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

840 Memorial Drive Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 498-0020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	MRSN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On August 8, 2023, Mersana Therapeutics, Inc. (the “Company”) issued a press release announcing financial results for the fiscal quarter ended June 30, 2023. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language contained in such filing, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On August 8, 2023, the Company clarified its strategic priorities, which are as follows:

Advance XMT-1660 and Dolasynthen Platform: Dolasynthen is the Company’s next-generation cytotoxic antibody-drug conjugate (“ADC”) platform that is designed to generate site-specific, homogeneous ADCs, utilizes a proprietary auristatin payload and has the ability to match the drug-to-antibody ratio to specific targets. The Company is advancing the development of XMT-1660, a B7-H4-directed Dolasynthen ADC with a precise, target-optimized drug-to-antibody ratio (DAR 6). The Company expects to complete the dose escalation portion of its Phase 1 clinical trial of this candidate in 2023 and initiate the dose expansion portion of the trial in 2024. Additionally, the Company is supporting Janssen Biotech under a collaboration and license agreement that focuses on discovering novel Dolasynthen ADCs for up to three targets.

Advance XMT-2056 and Immunosynthen Platform: Immunosynthen is the Company’s proprietary STING agonist platform that is designed to generate systemically administered ADCs that locally activate STING signaling in both tumor-resident immune cells and in antigen-expressing cells to unlock the anti-tumor potential of innate immune stimulation. The Company is working diligently to address the clinical hold on its Phase 1 clinical trial of XMT-2056, its lead Immunosynthen ADC candidate, which targets a novel HER2 epitope. GSK plc has an exclusive option to co-develop and commercialize XMT-2056. Additionally, the Company is supporting Merck KGaA, Darmstadt, Germany under a collaboration and license agreement that focuses on discovering novel Immunosynthen ADCs for up to two targets.

Forward-Looking Statements

This Current Report on Form 8-K (this “Report”) contains “forward-looking” statements and information within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions, although not all forward-looking statements contain these words. Forward-looking statements in this Report include, but are not limited to, statements concerning the Company’s strategic priorities; its plans regarding the clinical development of XMT-1660; the Company’s efforts to address the clinical hold on XMT-2056; the Company’s collaborations with third parties; and the development and potential of the Company’s product candidates, platforms and technology. The Company may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including, among other things, uncertainties inherent in research and development, in the advancement, progression and completion of clinical trials and in the clinical development of the Company’s product candidates, including XMT-1660 and XMT-2056; the risks that the Company may be unable to resolve the clinical hold with respect to its Phase 1 clinical trial of XMT-2056 and may not be able to resume that trial or to develop or commercialize XMT-2056; the occurrence of impediments to the Company’s ability to execute its planned restructuring and strategic reprioritization as currently contemplated; the risk that the Company may not realize the intended benefits of its platforms, technology and collaborations; and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, that are described in greater detail in the section entitled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 9, 2023, as well as in other filings the Company may make with the SEC in the future. Any forward-looking statements contained in this Report speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by the Company on August 8, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERSANA THERAPEUTICS, INC.

Date: August 8, 2023	By:	/s/ Brian DeSchuytner
Brian DeSchuytner
Senior Vice President, Chief Financial Officer